FORM OF
BIOSCRIP, INC.
MARKET-BASED CASH AWARD AGREEMENT

This Market-Based Cash Award Agreement (“Agreement”) is entered into between BioScrip, Inc., a Delaware corporation (the “Company”) and ____________ (“Awardee”) on ________ ___, 2015 (the “Grant Date”) to provide the Awardee with an incentive to continue serving as a Director on the Company’s Board of Directors (“Board”). To provide such incentive, the Company desires to provide the Awardee with a cash payment tied to the performance of the Company’s Common Stock (“Award”).
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:
1.Grant of Award. Subject to the terms and conditions of this Agreement, the Awardee is granted an Award payable in a lump sum of cash equal to the Fair Market Value of ten thousand (10,000) shares of the Company’s Common Stock on the Vesting Date. The “Fair Market Value” of the Company’s Common Stock shall be the closing price of such stock as reported on the composite tape of the NASDAQ National Market or other principal national securities exchange on which such stock is listed or admitted to trading on the Vesting Date.

2.Vesting Schedule. The Award shall vest on the business day that immediately precedes the next annual meeting of the Company’s stockholders (“Vesting Date”) provided that the Awardee is still a Director of the Company as of the Vesting Date. If the Awardee ceases serving as a Director of the Company prior to the Vesting Date, the Award will be forfeited and the Awardee will have no further right to the Award.
Notwithstanding the foregoing, the interest of the Awardee in the Award shall fully vest upon a “Change in Control” if the Awardee continues to serve as a Director of the Company through the date of the Change in Control. A Change in Control is defined as the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

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(b) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any affiliate or subsidiary of the Company, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or subsidiary of the Company, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a NonQualifying Transaction, as defined in paragraph (c), or (v) by any person of or group of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person or group;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “NonQualifying Transaction”);

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company

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such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

3.Payment of Award. Once vested, the Award will be paid to the Awardee in a single cash payment, which shall be paid by the Company promptly after the Vesting Date and no later than two and one-half (2 ½) months following the end of the calendar year in which the Vesting Date occurs.

4.Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares of the Company’s Common Stock on which the Award is based will reflect the same proportionate number of shares as in this original Agreement.

5.Taxes. The Awardee shall be liable for any and all taxes, including withholding taxes, arising out of the Award.

6.Section 409A. The Company and Awardee intend that any amounts payable or provided under this Agreement, to the extent subject, comply with the provisions of Section 409A of the Internal Revenue Code and the treasury regulations relating thereto. The provisions of this Agreement shall be interpreted in a manner consistent with such intent.

7.Rule 16b3. The Company shall have the right to amend the Award to withhold or otherwise restrict the transfer of any cash under this Agreement as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b3 to the extent Rule 16 of the Exchange Act might be applicable to such grant or transfer.

8.Miscellaneous.

(a)      The Company and the Awardee shall execute such further instruments and take such action as may reasonably be necessary to carry out the intent of this Award, as may be determined by the Company.
(b)     Any notice required or permitted hereunder by the Company shall be given in writing and shall be deemed effectively given upon delivery to the Awardee at her or his address then on file with the Company.
(c)     This Agreement shall not be construed so as to grant the Awardee any right to remain as a Director of the Company or, as applicable, in the employ of the Company.
(d)     This Agreement shall be construed in accordance with, and its interpretation shall be governed by applicable federal law, and otherwise by the laws of the State of Delaware.

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(e)    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any references to sections in this Agreement shall be to sections of this Agreement unless otherwise expressly stated as part of such reference.
(f)    This Agreement shall be freely assignable by the Company to and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.
(g)     Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.
[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Market-Based Cash Award Agreement as of the date first written above.

BIOSCRIP, INC.

BY:______________________________________
    Name:____________________________________
Title:_____________________________________

Accepted and Agreed to by:

AWARDEE

BY:______________________________________

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